Phillips Nizer Benjamin Krim & Ballon LLP
                        666 Fifth Avenue
                    New York, New York 10103

                                                      Exhibit 5.1

                           May 15, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:  Jones Apparel Group, Inc.
                    Registration Statement on Form S-8

Dear Sirs:

          As special counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5.1 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

          The Registration Statement covers 2,000,000 shares (the "Shares") of Common Stock, which may be sold by the Company upon the exercise of options to be granted pursuant to the Company's 1996 Stock Option Plan (the "Plan") filed as Exhibit 10.1 to the Registration Statement.

          We have examined the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, the Plan, and related minutes of action taken by the Board of Directors and Stockholders of the Company and a certificate of the Secretary of State of Pennsylvania to the effect that the Company is a sub-sisting corporation. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all docu-ments submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

          Based upon the foregoing, we are of the opinion that:

          1. The Plan and the Shares have been duly authorized by all requisite corporate action on the part of the Company.

          2. When the Shares are sold in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.


                              Very truly yours,


                              Phillips Nizer Benjamin
                                Krim & Ballon LLP

                                      - 7 -